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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in this registration statement on Form S-4 (Registration No. ) of our report dated February 17, 1997, on our audits of the consolidated financial statements of Forcenergy Inc as of
December 31, 1996 and 1995 and for the years then ended, which report is included in the annual report on Form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. We consent to the incorporation by reference in this registration statement on
Form S-4 (Registration No.              ) of our report dated August 30, 1996,
on our audit of the historical statement of revenues and direct operating expenses of the properties acquired by Forcenergy Inc from Amerada Hess Corporation for the year ended December 31, 1995, which report is included in the Form 8-K/A filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. We consent to the incorporation by reference in this registration statement on Form S-4 (Registration No.
     ) of our report dated March 13, 1997, on our audits of the historical statements of revenues and direct operating expenses of the properties acquired by Forcenergy Inc from Marathon Oil company for the years ended December 31, 1996 and 1995, which report is included in the Form 8-K/A filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data."



COOPERS & LYBRAND L.L.P.

Miami, Florida
April 9, 1997